Exhibit 10.1

AMENDMENT NO. 1 TO DIRECTOR AGREEMENT

This AMENDMENT NO. 1 TO DIRECTOR AGREEMENT (this “Amendment”), dated as of January 13, 2021 and effective as of October 1, 2020 (the “Effective Date”), is entered into by and between Recuriter.com Group, Inc., a Nevada corporation (the “Company”), and Deborah Leff (the “Executive”). The Company and the Executive shall collectively be referred to herein as the “Parties”. Capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Director Agreement (as defined below).

WHEREAS, the Parties have previously entered into that certain Director Agreement, dated as of August 28 2020 (the “Employment Agreement”);

WHEREAS, the Parties now desire to amend the Employment Agreement as set forth herein; and

WHEREAS, pursuant to Section 15 of the Employment Agreement, the Employment Agreement may be amended by the Parties pursuant to a written instrument duly executed by each of the Parties.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1.                 Amendments to the Employment Agreement.

(a)               Section 3(b) of the Employment Agreement is hereby amended by inserting the bold, underlined, italicized text and deleting the stricken through text as follows:

The Director shall receive, upon execution of this Agreement, a non-qualified stock option to purchase up to fifty thousand (50,000) shares of the Company’s common stock at an exercise price per share equal to ~~$2.50~~ $2.00. Such option shall be exercisable for a period of 3 years. The option shall vest in equal quarterly amounts beginning on the Effective Date and ending on the third anniversary of the Effective Date ~~over a period of three years~~. Notwithstanding the foregoing, if the Director ceases to be a member of Board at any time during the three-year vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any un-vested options shall be irrefutably forfeited. Upon the occurrence of a Change in Control, any un-vested options shall vest immediately, provided the Director serves on the Board as of the date of such Change in Control. “Change in Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Company, which results in any change in the identity of the individuals or entities in Control of the Company. “Control” shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a person by contract, voting of securities, or otherwise.

Section 2.                No Modifications. Unless otherwise amended by this Amendment, the Agreement shall remain in its current form.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into and signed this Amendment as of the date and year first above written.

COMPANY:

RECRUITER.COM GROUP, INC.

By:	/s/ Evan Sohn
Name:	Evan Sohn
Title:	CEO

EXECUTIVE:

DEBORAH LEFF

/s/ Deborah Leff
(signature)